EXHIBIT 23.20

CONSENT

I refer to the Registration Statement on Form S-8 of Yamana Gold Inc. dated May 7, 2009 (including all documents incorporated by reference therein, the “Registration Statement”).

I hereby consent to the appearance of my name and the use of my report in the Registration Statement.

Date:                    May 7, 2009

/s/ Homero Delboni

Name:	Homero Delboni, Jr., B.E., M. Eng., Ph.D.
Title:	Senior Consultant of HAD Serviços S/S/ Ltda.